ARONSON FETRIDGE & WEIGLE
                               700 King Farm Blvd.
                            Rockville, Maryland 20850
                               301-231-6200 Phone
                             301-231-7630 Facsimile




                          INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Asconi Corporation (formerly Grand Slam Treasures, Inc.), which report appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, and to all references to this firm included in such Registration Statement.

                                                /s/ Aronson Fetridge & Weigle






Date : April 23, 2001